UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2011

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 1.01.  Entry into a Material Definitive Agreement

On October 4, 2011, Energy XXI (Bermuda) Limited’s indirect wholly-owned subsidiary Energy XXI Gulf Coast, Inc. (“Gulf Coast”) received written confirmation from the administrative agent under its Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had received signature pages from all of the lenders under the First Lien Credit Agreement for the First Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 4, 2011 (the “Amendment”).  The Amendment also became effective as of such date based on satisfaction of the conditions to such effectiveness provided in the Amendment.

The Amendment provides changes, supplements and other modifications to the First Lien Credit Agreement, including the following:

•
substantially increasing the ability of Gulf Coast to make dividends and distributions, or intercompany investments in lieu thereof, based on the satisfaction of certain conditions such as having availability under the First Lien Credit Agreement and cash in threshold amounts or having a borrowing base utilization or loans outstanding under the First Lien Credit Agreement in certain specified amounts;

•
subject to certain exceptions, providing that Gulf Coast’s annual reserve report to be delivered to the lenders under the First Lien Credit Agreement may be prepared by Gulf Coast’s own petroleum engineers with subsequent audit by a third-party, approved engineer rather than have the reserve report prepared and audited by a third-party, approved engineer;

•	permitting the proceeds of credit extensions made under the First Lien Credit Agreement to be used for dividends and distributions or intercompany investments;

•
increasing the amount of available borrowings under the First Lien Credit Agreement that must be reserved during the period from July 1 to October 31 for the potential adverse effects of hurricanes and other related weather damage from $25 to $50 million; provided that the administrative agent under the First Lien Credit Agreement shall have the authority to reduce such required reserve amounts in the event Gulf Coast or any of its subsidiaries suffer hurricane damage;

•	permitting Energy XXI GOM, LLC, a subsidiary of Gulf Coast, to perform operator services for an affiliate of Gulf Coast on terms reasonably satisfactory to the administrative agent;

•	deleting a required minimum threshold of commodity hedging for production of crude oil and natural gas from Gulf Coast’s and its subsidiaries’ proved developed producing reserves; and

•	making other corrections and modifications for concepts that are no longer applicable under the First Lien Credit Agreement.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	First Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: October 4, 2011	By	/S/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	First Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 4, 2011